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                                                         Exhibit No. EX-99.e

                             DISTRIBUTION AGREEMENT

     THIS AGREEMENT is made and entered into as of the 1st day of November, 2003, by and among Jacob Internet Fund Inc., a Maryland corporation (the "Corporation"), Jacob Asset Management of New York LLC, a New York limited liability company (the "Adviser") and Quasar Distributors, LLC, a Delaware limited liability company (the "Distributor").

     WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of common stock ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, the Adviser serves as the investment adviser for the Corporation and is duly registered under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws, as an investment adviser;

     WHEREAS, the Corporation desires to retain the Distributor as principal underwriter and distributor in connection with the offering and sale of the Shares of each series listed on Exhibit A hereto (as amended from time to time) (each a "Fund," and collectively the "Funds");

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS, the Bank Secrecy Act of 1970 and Title III of the USA PATRIOT Act of 2001 (the "USA Patriot Act") and the implementing regulations thereunder require certain financial institutions, such as the Company and the Distributor, to develop and implement anti-money laundering and customer identification programs (the "AML Rules");

     WHEREAS, the NASD, Inc. has adopted Rule 3011 that requires NASD members to implement anti-money laundering procedures, which are consistent with the AML Rules.

     WHEREAS, this Agreement has been approved by a vote of the Corporation's board of directors ("Board") and its disinterested directors who are not parties to this Agreement or interested persons of any party to this Agreement in conformity with Section 15(c) of the 1940 Act; and

     WHEREAS, the Distributor is willing to act as principal underwriter and distributor for the Corporation on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:




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     1. Appointment of Quasar as Principal Underwriter and Distributor

     The Corporation hereby appoints the Distributor as its agent to act as principal underwriter in connection with the sale and distribution of Shares of the Funds, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

     2. Services, Duties and Representations of the Distributor

     A. The Distributor agrees to sell Shares of the Funds on a best efforts basis as agent for the Corporation during the term of this Agreement, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the current prospectus, including the statement of additional information, as amended or supplemented, relating to the Funds and included in the currently effective registration statement or post-effective amendment thereto (the "Registration Statement") of the Corporation under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act.

     B. During the continuous public offering of Shares of the Funds, the Distributor will hold itself available to receive orders for the purchase and redemption of Shares of the Funds and will accept such orders on behalf of the Corporation, provided the orders are in satisfactory form as described in the Prospectus. Such orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

     C. The Distributor, with the operational assistance of the Corporation's transfer agent, shall make Shares available for sale and redemption through the National Securities Clearing Corporation's Fund/SERV System.

     D. In connection with all matters relating to this Agreement, the Distributor agrees to act in conformity with the Corporation's Articles of Incorporation and By-Laws, as each may be amended or supplemented, and with the instructions of the Board and to comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal or state laws and regulations. The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically approved by the Corporation.

     E. Distributor agrees to cooperate with the Corporation in the development of all proposed advertisements and sales literature relating to the Funds. The Distributor agrees to review all proposed advertisements and sales literature for compliance with applicable laws and regulations, and shall file with appropriate regulators those advertisements and sales literature it believes are in compliance with such laws and regulations. The Distributor agrees to furnish to the Corporation any comments provided by regulators with respect to such materials and to use its best efforts to obtain the approval of the regulators to such materials.

     F. The Distributor agrees to act as agent for the Corporation to receive and transmit promptly, to the Corporation's transfer agent, shareholder requests for purchase and redemption of Shares.


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     G. The Distributor agrees to cooperate with the Corporation and the Adviser to negotiate and enter into selling or servicing agreements with such qualified broker-dealers, financial institutions, third-party administrators, financial advisers, or other counterparties as the Corporation or Adviser may determine, in order that such counterparties also may sell or facilitate sales of Shares of the Funds. The form of any agreement shall be mutually agreed upon and approved by the Corporation and the Distributor.

     H. The Distributor shall devote its best efforts to effect sales of Shares of the Funds but shall not be obligated to sell any certain number of Shares.

     I. The Distributor shall prepare or participate in the preparation of reports for the Corporation's Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, and shall prepare reports regarding the use of 12b-1 payments received by the Distributor, if any, on at least a quarterly basis.

     J. The services furnished by the Distributor hereunder are not to be deemed exclusive and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Corporation recognizes that from time to time officers and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities. The Corporation reserves the right to directly (1) issue Shares in connection with a merger, consolidation, or recapitalization of the Corporation or any Fund(s); (2) issue additional Shares to holders of Shares; or (3) issue Shares in connection with any offer of exchange permitted by Section 11 of the 1940 Act.

     K. The Distributor shall at all times during the term of this Agreement remain registered as a broker-dealer under the 1934 Act and with all 50 states, and shall also remain a member in good standing of the NASD. The Distributor shall immediately notify the Corporation in writing in the event of any investigation by a governmental or regulatory agency that is likely to affect such registrations or membership, or if it receives written notification that such registrations or membership has been temporarily or permanently suspended, limited or terminated.

     L. The Distributor represents and warrants that this Agreement has been duly authorized by all necessary action by the Distributor under the 1934 Act and any other applicable federal or state laws or regulations.

     3. Duties and Representations of the Corporation

     A. The Corporation represents that it is duly organized and in good standing under the law of its jurisdiction of incorporation and registered as an open-end management investment company under the 1940 Act. The Corporation agrees that it will act in material conformity with its Articles of Incorporation, By-Laws, its Registration Statement as may be amended from time to time and resolutions and other instructions of its Board. The Corporation agrees to comply in all material respects with the 1933 Act, the 1940 Act, and all other applicable federal and state laws and regulations. The Corporation represents and warrants that this Agreement has been duly authorized


                                       -3-




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by all necessary action by the Corporation under the 1940 Act, state law and the
Corporation's Articles of Incorporation and By-Laws.

     B. The Corporation, or its agent, shall take or cause to be taken all necessary action to register Shares of the Funds under the 1933 Act and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Corporation authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

     C. The Corporation represents and agrees that all Shares to be sold by it, including those offered under this Agreement, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable. The Corporation further agrees that it shall have the right to suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time permitted by the 1940 Act or the rules of the Securities and Exchange Commission ("SEC"). The Corporation shall advise the Distributor promptly of any such determination.

     D. The Corporation agrees to advise the Distributor promptly in writing:

          (i) of any material correspondence or other communication by the SEC or its staff relating to the Funds, including requests by the SEC for amendments to the Registration Statement or Prospectus;

          (ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

          (iii) of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading; and

          (iv) of all actions that may relate to the continued availability of the Shares for sale by the Funds, taken by the SEC with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the SEC.

     E. The Corporation shall file such reports and other documents as may be required under applicable federal and state laws and regulations. The Corporation shall notify the Distributor in writing of the states in which the Shares may be sold and notify the Distributor in writing of any changes to such information.

     F. The Corporation agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     G. The Corporation shall fully cooperate in the efforts of the Distributor to sell and arrange for the sale of Shares and shall make available to the Distributor a statement of each computation of net asset value. In addition, the Corporation shall provide to the Distributor from time to time


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copies of all information, financial statements, and other papers that the
Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, copies of any audited financial statements prepared for the Corporation by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may request. The Corporation shall forward a copy of any SEC filings, including the Registration Statement, to the Distributor if each such filing is separately requested by the Distributor within one business day of any such filings. The Corporation represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor.

     H. The Corporation represents and warrants that its Registration Statement and any advertisements and sales literature of the Corporation (excluding statements relating to the Distributor and the services it provides that are based upon written information furnished by the Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor pursuant to this Agreement shall be true and correct in all material respects.

     4. Anti-Money Laundering Procedures

     A. The parties acknowledge that compliance with the anti-money laundering programs, when fully and properly implemented and enforced by each party, are critical to preventing the Company from being used for money laundering purposes or for the financing of terrorist activities, and that the Company is primarily relying on service providers, including the Distributor, to implement procedures consistent with such service provider's contractual obligations that are reasonably designed to detect and deter money laundering activity that may occur within the Company.

     B. In accordance with the above representations, the Distributor agrees to maintain, and shall cause any agents or representatives of the Distributor used to perform services under the Agreement to maintain, an anti-money laundering program that complies with applicable AML Rules ("AML Program").

     C. The Distributor acknowledges that the Company will not have access to detailed information about the beneficial owners of the Company's shares. Accordingly, to the extent that the Distributor knows or reasonably should know of: (i) suspected money laundering activity in connection with the Company; (ii) violations of the AML Rules in connection with the Company; (iii) any reports received by the Distributor from any federal regulator(s) pertaining to material non-compliance with the AML Rules in connection with the Company; and (iv) any action taken in response to (i) through (iii), the Distributor agrees to provide prompt written notification to the Company.

     D. Each party agrees not disclose to any third party, other than a federal law enforcement or regulatory agency, or the Company's investment manager, any information pertaining to suspected money-laundering activity that either party may provide to the other party or to any federal or state law enforcement or regulatory agency.


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     5. Compensation

     As compensation for the services performed and the expenses assumed by the Distributor under this Agreement, Distributor shall be entitled to the fees and expenses set forth in Exhibit B hereto which are payable promptly after the last day of each month. Such fees and expenses shall be paid to Distributor by the Corporation from Rule 12b-1 fees payable by the appropriate Fund or, if Rule 12b-1 fees are not sufficient to pay such fees and expenses, or if the Rule 12b-1 plan is discontinued, or if the Adviser otherwise determines that Rule 12b-1 fees shall not, in whole or in part, be used to pay the Distributor, the Adviser shall be responsible for the payment of the amount of such fees not covered by Rule 12b-1 payments.

     6. Expenses

     A. The Corporation shall bear all costs and expenses in connection with registration of the Shares with the SEC and related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of its Funds, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related advertising and sales literature, (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Funds; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Corporation pursuant to Section 3(E) hereof.

     B. The Distributor shall bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

     7. Indemnification

     A. The Corporation shall indemnify, defend and hold the Distributor, and each of its present or former members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (hereinafter, collectively, "Losses") which the Distributor, each of its present and former members, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon: the Corporation's failure to adhere to its obligations hereunder; or, in connection with the Corporation's performance of its duties hereunder, based upon the Corporation's violation or alleged violation of any rule of the NASD, SEC, or any jurisdiction wherein Shares of the Funds are sold; or arising out of or based upon the Corporation's willful misfeasance, bad faith or negligence in the performance of its duties hereunder; any untrue statement, or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisement or sales literature, or arising out of


                                       -6-




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or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Corporation's obligation to indemnify the Distributor and any of the foregoing indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such advertisement or sales literature in reliance upon and in conformity with information relating to the Distributor and furnished to the Corporation or its counsel by the Distributor in writing and acknowledging the purpose of its use for the purpose of, and used in, the preparation thereof. The Corporation's agreement to indemnify the Distributor, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Corporation being notified of such action or claim of loss brought against the Distributor, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process or other communication giving information of the nature of the claim shall have been served upon the Distributor, or such person, unless the failure to give notice does not prejudice the Corporation. Such notification shall be given by letter or by telegram addressed to the Corporation's President, but the failure so to notify the Corporation of any such action shall not relieve the Corporation from any liability which the Corporation may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Corporation's indemnity agreement contained in this Section 6(A).

     B. The Corporation shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by the Corporation and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Corporation elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Corporation does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Corporation or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Corporation and the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, the Corporation will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor and them. The Corporation's indemnification agreement contained in Sections 6(A) and 6(B) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of its present or former members, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Corporation agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Corporation or any of its officers or directors in connection with the issue and sale of any of the Shares.

     C. The Corporation shall advance attorney's fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 6 to the maximum extent permissible under applicable law.


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     D. The Distributor shall indemnify, defend and hold the Corporation, and each of its present or former directors, officers, employees, representatives, and any person who controls or previously controlled the Corporation within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all Losses which the Corporation, and each of its present or former directors, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon: Distributor's failure to adhere to its obligations hereunder; or, in connection with Distributor's performance of its duties hereunder, based upon Distributor's violation or alleged violation of any rule of the NASD, SEC, or any jurisdiction wherein Shares of the Funds are sold; or arising out of or based upon the Distributor's willful misfeasance, bad faith or negligence in the performance of its duties hereunder; or arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Corporation's Registration Statement or any Prospectus, as from time to time amended or supplemented, or arising out of or based upon the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, written information relating to the Distributor and furnished to the Corporation or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. The Distributor's agreement to indemnify the Corporation, and any of the foregoing indemnitees, is expressly conditioned upon the Distributor's being notified of any action or claim of loss brought against the Corporation, and any of the foregoing indemnitees, such notification to be given by letter or telegram addressed to the Distributor's President, within a reasonable time after the summons or other first legal process or other communication giving information of the nature of the claim shall have been served upon the Corporation or such person unless the failure to give notice does not prejudice the Distributor, but the failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Distributor's indemnity agreement contained in this Section 6(D).

     E. The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Corporation, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or in case the Corporation does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Corporation and the Distributor, and each of its present or former members, officers, employees, representatives or any controlling person, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Corporation and them. The Distributor's indemnification agreement contained in Sections 6(D) and (E) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Corporation, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Corporation's benefit, to the benefit of each of its present or former directors, officers, employees or representatives or to the benefit of any controlling persons

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and their successors. The Distributor agrees promptly to notify the Corporation of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issue and sale of any of the Shares.

     F. No person shall be obligated to provide indemnification under this
Section 6 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the NASD; provided, however, in such event indemnification shall be provided under this Section 6 to the maximum extent so permissible.

     8. Obligations of the Corporation

     This Agreement is executed by and on behalf of the Corporation and the obligations of the Corporation hereunder are not binding upon any of the directors, officers or shareholders of the Corporation individually but are binding only upon the Corporation and with respect to the Funds to which such obligations pertain.

     9. Governing Law

     This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

     10. Duration and Termination

     A. This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Exhibit A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Corporation's Board or (ii) the vote of a "majority of the outstanding voting securities" of a Fund, and provided that in either event the continuance is also approved by a majority of the Corporation's Board who are not parties to this Agreement or interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     B. Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties, or (iii) upon no less than 60 days written notice, by either the Corporation through a vote of a majority of the members of the Board or by vote of a "majority of the outstanding voting securities" of a Fund, or by the Distributor. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Corporation. If required under the 1940 Act, any such amendment must be approved by the Corporation's Board, including a majority of the Corporation's Board who are not parties to this Agreement or interested persons of any party to this Agreement, by vote cast in person at a meeting for the purpose of voting on such amendment. In the event that such amendment affects the Adviser, the written instrument shall also be signed by the Adviser. This Agreement will automatically terminate in the event of its assignment.

     11. Confidentiality

     The Distributor agrees on behalf of its employees to treat all records relative to the Corporation and prior, present or potential shareholders of the Corporation as confidential, and not to use such records for any purpose other than performance of the Distributor's responsibilities and duties under this Agreement, except after notification and prior approval by the Corporation, which approval shall not be unreasonably withheld, and may not be withheld where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Corporation. Records and information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives shall not be subject to this paragraph.

     12. Miscellaneous

     The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act. In accordance with Section 248.11 of Regulation S-P ( 17 CFR 248.1-248.30), the Distributor will not directly or indirectly through an affiliate, disclose any non-public personal information, as defined in Regulation S-P, received from the Corporation or any Fund regarding any shareholder, to any person that is not affiliated with the Corporation or any Fund or with the Distributor and, provided that, any such information disclosed to an affiliate of the Distributor shall be under the same limitations on non-disclosure.

     13. Notices

     Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or 3 days after sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile transmission to the other parties' respective addresses set forth below:

Notice to the Distributor shall be sent to:

     Quasar Distributors, LLC
     Attn:  President

     615 East Michigan Street
     Milwaukee, WI  53202

Notice to the Corporation and the Adviser shall be sent to:

     Jacob Internet Fund Inc.
     Jacob Asset Management of New York, LLC
     19 West 34th Street
     Suite 816A
     New York, NY  10001
     Attn:  Ryan Jacob

     14. Counterparts

     This agreement may be signed in multiple counterparts, which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

Jacob Internet Fund Inc.                             Quasar Distributors, LLC


By: /s/ Ryan Jacob                                   By: /s/ James R. Schoenike
    ---------------------                                ----------------------
    Ryan Jacob                                           James R. Schoenike

Title: Chairman                                      Title: President

Jacob Asset Management of New York LLC (solely in acknowledgement of its obligation under Part 5 of the Agreement)


By: /s/ Ryan Jacob
    ----------------------
    Ryan Jacob

Title: Chairman

                                    Exhibit A
                                     to the
                             Distribution Agreement

                                   Fund Names

                   Separate Series of Jacob Internet Fund Inc.

Name of Series                                                    Effective Date
--------------------------------------                            --------------
Jacob Internet Fund Inc.  Common Stock                               11/1/03

Jacob Internet Fund Inc.                             Quasar Distributors, LLC


By: /s/ Ryan Jacob                                   By: /s/ James R. Schoenike
    ---------------------                                ----------------------
    Ryan Jacob                                           James R. Schoenike

Title: Chairman                                      Title: President

                                    Exhibit B
                                     to the
                             Distribution Agreement

                                  Fee Schedule

The total amount payable annually under the Distribution Agreement shall be calculated at the annual rate of .10 of 1% (ten basis points) of the Fund's average daily net assets (the "Total Distribution Fee"). The Total Distribution Fee shall be allocated in the following manner:

1. First, from the Total Distribution Fee, the Distributor will receive a fee for Basic Distribution Services plus Out of Pocket Expenses as follows:

          Basic Distribution Services

               o Fee at the annual rate of .01 of 1% (one basis point) of the Fund's average daily net assets, payable monthly in arrears; subject to a minimum annual fee, as follows: first class or series -- $15,000; each additional class or series -- $3,000

          Out-of-Pocket Expenses
          Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of Shares, including, without limitation:

               o typesetting, printing and distribution of Prospectuses and shareholder reports

               o production, printing, distribution and placement of advertising and sales literature and materials

               o engagement of designers, free-lance writers and public relations firms

               o    long-distance telephone lines, services and charges

               o    postage

               o    overnight delivery charges

               o    NASD filing fees

               o    record retention

2. Thereafter, from any remaining amount of the Total Distribution Fee, the Corporation will pay for or reimburse the Distributor for Advertising Compliance Review/NASDR Filing and Licensing of Adviser's Staff as follows:

          Advertising Compliance Review/NASDR Filings

               o $150 per job for the first 10 pages (minutes if tape or video); $20 per page (minutes if audio or video) thereafter.

               o Non-NASDR filed materials, e.g. Internal Use Only materials:

               o $100 per job for the first 10 pages (minutes if audio or video); $20 per page (minutes if audio or video) thereafter.

               o NASDR Expedited Service for 3 day turnaround:

               o $1000 for the first 10 pages (minutes if audio or video) $25 per page (minutes if audio or video) thereafter. (Comments are faxed. NASDR may not accept expedited request.)

          Licensing of Adviser's Staff (if desired)

               o    $900 per year per Series 6 or 7 representative

               o All associated NASD and State fees for Registered Representatives, including license and renewal fees.

               o    travel, lodging and meals

3. Finally, if any amounts remain from the Total Distribution Fee, the Distributor will use such amounts to satisfy distribution costs in the manner directed by the Corporation or the Adviser.

Jacob Internet Fund Inc.                             Quasar Distributors, LLC


By: /s/Ryan Jacob                                     By: /s/ James R. Schoenike
    ---------------------                                 ----------------------
    Ryan Jacob                                            James R. Schoenike

Title: Chairman                                       Title: President